Exhibit FS-3



       National Grid USA unaudited condensed consolidated income statement for the year ended March 31, 2001 (US GAAP)

                                                                 $m

      Operating revenue                                        3,118.1
      Operating expenses                                      (2,834.2)

                                                             ----------
      Operating income                                           284.0
      Other deductions net of other income                       (83.3)

                                                             ----------
      Operating and other income                                 200.6
      Interest                                                   (87.2)

                                                             ----------
      Income after interest                                      113.5
      Preferred dividends and net gain/loss
        on reacquisition of preferred
      stock of subsidiaries                                       (3.2)
      Minority interests                                          (5.2)

                                                             ----------
      Net income                                                 105.1
                                                             ==========







   National Grid USA unaudited pro forma condensed consolidated balance sheet at March 31, 2001 (US GAAP)

                                                                          $m
     Assets
        Net utility plant                                              2,933.1
        Investments                                                      351.9
        Current assets                                                   956.2
        Non current assets                                             4,113.9
                                                                     ----------
                                                                       8,355.0
                                                                     ==========

     Capitalisation and liabilities
        Capitalisation
           Common equity                                               4,145.3
           Minority interests in consolidated subsidiaries                30.5
           Cumulative preferred stock of subsidiaries                     28.3
           Long term debt                                              1,048.5
                                                                     ----------
                                                                       5,252.7

        Current liabilities                                              712.0
        Non - current liabilities                                      2,390.3
                                                                     ----------
                                                                       8,355.0
                                                                     ==========



     If the inter-company loans to NGUSA are permitted to be made from elsewhere within the National Grid Group this would allow NGUSA to cancel it's $300m syndicated credit due December 2002 facility with a saving in commitment fees of some $0.25m p.a. in the near term and an estimated $0.5m p.a. in the long run. This arises from eliminating duplicate bank facilities being kept unused and available to meet contingencies both in the US and the UK.